UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

T-MOBILE US, INC.
T-MOBILE USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0836269
Delaware	91-1983600
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Additional Registrants
(See Table of Additional Registrants on next page)

12920 SE 38th Street	98006-1350
Bellevue, Washington	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
3.550% Senior Notes due 2029	The Nasdaq Stock Market LLC
3.700% Senior Notes due 2032	The Nasdaq Stock Market LLC
3.850% Senior Notes due 2036	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271553

Securities to be registered pursuant to Section 12(g) of the Act:  None

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
American Telecasting of Seattle, LLC	Delaware	54-1540851
APC Realty and Equipment Company, LLC	Delaware	52-2013278
Assurance Wireless of South Carolina, LLC	Delaware	Not applicable
Assurance Wireless USA, L.P.	Delaware	94-3410099
ATI Sub, LLC	Delaware	26-2670017
Clearwire Communications LLC	Delaware	26-3783012
Clearwire Legacy LLC	Delaware	26-3791581
Clearwire Spectrum Holdings II LLC	Nevada	Not applicable
Clearwire Spectrum Holdings III LLC	Nevada	Not applicable
Clearwire Spectrum Holdings LLC	Nevada	Not applicable
Fixed Wireless Holdings, LLC	Delaware	75-3120884
IBSV LLC	Delaware	91-2116910
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
Nextel South Corp.	Georgia	58-2038468
Nextel Systems, LLC	Delaware	54-1878330
Nextel West Corp.	Delaware	84-1116272
NSAC, LLC	Delaware	54-1879079
PRWireless PR, LLC	Delaware	20-5942061
PushSpring, LLC	Delaware	46-2545203
Sprint Capital Corporation	Delaware	48-1132866
Sprint Communications LLC	Delaware	48-0457967
Sprint LLC	Delaware	46-1170005
Sprint Solutions LLC	Delaware	47-0882463
Sprint Spectrum LLC	Delaware	48-1165245
Sprint Spectrum Realty Company, LLC	Delaware	43-1746021
SprintCom LLC	Kansas	48-1187511
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Innovations LLC	Delaware	Not applicable
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources LLC	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile West LLC	Delaware	36-4027581
TDI Acquisition Sub, LLC	Delaware	26-2671363
TMUS International LLC	Delaware	91-2116909
TVN Ventures LLC	Delaware	Not applicable
VMU GP, LLC	Delaware	Not applicable
WBSY Licensing, LLC	Delaware	36-4046585

(1)	The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

T-Mobile US, Inc. (“T-Mobile”) and the Additional Registrants on this registration statement have filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement, dated April 30, 2024 (the “Prospectus Supplement”) to a prospectus, dated May 1, 2023 (the “Prospectus”), contained in the effective Registration Statement on Form S-3 (File. No. 333-271553), initially filed with the SEC on May 1, 2023, as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on September 11, 2023. The Prospectus Supplement relates to the offering of €600,000,000 aggregate principal amount of 3.550% Senior Notes due 2029, €750,000,000 aggregate principal amount of 3.700% Senior Notes due 2032 and €650,000,000 aggregate principal amount of 3.850% Senior Notes due 2036 issued by T-Mobile USA, Inc. (“T-Mobile USA”), a wholly-owned subsidiary of T-Mobile, and guarantees thereof by T-Mobile US and certain subsidiaries of T-Mobile USA.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to: (i) the information set forth under the heading “Description of Debt Securities and Guarantees of Debt Securities” in the Prospectus and (ii) the information set forth under the headings “Description of Notes” and “Certain U.S. Federal Income Tax Consequences” in the Prospectus Supplement, which descriptions are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description
4.1
Indenture, dated as of September 15, 2022, by and among T-Mobile USA, Inc., T-Mobile US, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on September 15, 2022).

4.2
Fifteenth Supplemental Indenture, dated as of May 8, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.550% Senior Note due 2029 (incorporated by reference to Exhibit 4.2 to T-Mobile’s Current Report on Form 8-K filed with the SEC on May 8, 2024).

4.3
Sixteenth Supplemental Indenture, dated as of May 8, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.700% Senior Note due 2032 (incorporated by reference to Exhibit 4.3 to T-Mobile’s Current Report on Form 8-K filed with the SEC on May 8, 2024).

4.4
Seventeenth Supplemental Indenture, dated as of May 8, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.850% Senior Note due 2036 (incorporated by reference to Exhibit 4.4 to T-Mobile’s Current Report on Form 8-K filed with the SEC on May 8, 2024).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: May 8, 2024	T-MOBILE US, INC. T-MOBILE USA, INC. SPRINT LLC

	By:	/s/ Peter Osvaldik
		Name:	Peter Osvaldik
		Title:	Executive Vice President and Chief Financial Officer

T-MOBILE FINANCIAL LLC T-MOBILE LEASING LLC SPRINTCOM LLC SPRINT SPECTRUM LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	President and Treasurer

AMERICAN TELECASTING OF SEATTLE, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
FIXED WIRELESS HOLDINGS, LLC
IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PRWIRELESS PR, LLC
PUSHSPRING, LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS LLC
SPRINT SOLUTIONS LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
T-MOBILE CENTRAL LLC
T-MOBILE INNOVATIONS LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TDI ACQUISITION SUB, LLC
TMUS INTERNATIONAL LLC
TVN VENTURES LLC
VMU GP, LLC
WBSY LICENSING, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	President